EXHIBIT 99.3
[KPMG LLP Letterhead]

Independent Accountants’ Report

The Board of Directors
The Bank of New York Mellon:

We have examined the accompanying Management Assertion from The Bank of New York Mellon (the “Bank”) that the Bank complied with the PPLUS Minimum Servicing Standards (“Servicing Standards”) for the PreferredPLUS Trust Series CZN-1 transaction as of and for the year ended December 31, 2020. With respect to Servicing Standards 3, 4, 6 and 7, the Management Assertion indicates that there were no activities performed as of and for the year ended December 31, 2020 with respect to the PreferredPLUS Trust Series CZN-1 transaction. With respect to Servicing Standard 1, the Management Assertion indicates that there were no activities performed as of and for the year ended December 31, 2020 with respect to the PreferredPLUS Trust Series CZN-1 transaction for the following portion of Servicing Standard 1: “The Bank will include the Distribution report as Exhibit 99.1 in the Form 8-Ks filed with the SEC.” With respect to Servicing Standard 2, the Management Assertion indicates that there were no activities performed as of and for the year ended December 31, 2020 with respect to the PreferredPLUS Trust Series CZN-1 transaction for the following portions of Servicing Standard 2: “The Bank will ensure all interest payments are deposited into the custodial bank accounts and related bank clearing accounts on the day the Bank is in receipt of the funds. The Bank must prove the arithmetic accuracy of the amount of interest received by the Trust from the underlying securities and ensure that the face amount, description, coupon rate, and maturity date of the securities held in the Trust agree to the PPM Supplement dated Date XX, 20XX.” With respect to Servicing Standard 5, the Management Assertion indicates that there were no activities performed as of and for the year ended December 31, 2020 with respect to the PreferredPLUS Trust Series CZN-1 transaction for the following portion of Servicing Standard 5: “If the Bank has actual knowledge of an event of default on the underlying securities that did not cause the Trust to liquidate, the procedures for a vote or consent of the certificateholders as set forth in the Standard Terms and series Supplement must be complied with.” The Management Assertion indicates that there were no occurrences of events that would require the Bank to perform such activities for the Servicing Standards and portions of the Servicing Standards noted above that had no activities performed as of and for the year ended December 31, 2020 with respect to the PreferredPLUS Trust Series CZN-1 transaction. The Bank’s management is responsible for its assertion. Our responsibility is to express an opinion on the Management Assertion about the Bank’s compliance with the specified requirements based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the examination to obtain reasonable assurance about whether the Management Assertion about compliance with the specified requirements is fairly stated, in all material respects. An examination involves performing procedures to obtain evidence about whether the Management Assertion is fairly stated, in all material respects. The nature, timing, and extent of the procedures selected depend on our judgment, including an assessment of the risks of material misstatement of the Management Assertion, whether due to fraud or error. We believe that the evidence we obtained is sufficient and appropriate to provide a reasonable basis for our opinion.

Our examination does not provide a legal determination on the Bank’s compliance with specified requirements.

In our opinion, the Management Assertion that the Bank complied with the aforementioned PPLUS Minimum Servicing Standards for the PreferredPLUS Trust Series CZN-1 transaction as of and for the year ended December 31, 2020 is fairly stated, in all material respects.

/s/ KPMG LLP

Chicago, Illinois
March 4, 2021

MANAGEMENT ASSERTION

The Bank of New York Mellon (formerly The Bank of New York) (the “Bank”) is responsible for complying with the requirements of the PPLUS Minimum Servicing Standards (“Servicing Standards”) as they relate to the PreferredPLUS Trust Series CZN-1 transaction. With respect to Servicing Standards 3, 4, 6 and 7, there were no activities performed as of and for the year ended December 31, 2020 with respect to the PreferredPLUS Trust Series CZN-1 transaction. With respect to Servicing Standard 1, there were no activities performed as of and for the year ended December 31, 2020 with respect to the PreferredPLUS Trust Series CZN-1 transaction for the following portion of Servicing Standard 1: “The Bank will include the Distribution report as Exhibit 99.l in the Form 8-Ks filed with the SEC.” With respect to Servicing Standard 2, there were no activities performed as of and for the year ended December 31, 2020 with respect to the PreferredPLUS Trust Series CZN-1 transaction for the following portions of Servicing Standard 2: “The Bank will ensure all interest payments are deposited into the custodial bank accounts and related bank clearing accounts on the day the Bank is in receipt of the funds. The Bank must prove the arithmetic accuracy of the amount of interest received by the Trust from the underlying securities and ensure that the face amount, description, coupon rate, and maturity date of the securities held in the Trust agree to the PPM Supplement dated Date XX, 20XX.” With respect to Servicing Standard 5, there were no activities performed as of and for the year ended December 31, 2020 with respect to the PreferredPLUS Trust Series CZN-1 transaction for the following portion of Servicing Standard 5: “If the Bank has actual knowledge of an event of default on the underlying securities that did not cause the Trust to liquidate, the procedures for a vote or consent of the certificateholders as set forth in the Standard Terms and series Supplement must be complied with.” There were no occurrences of events that would require the Bank to perform such activities for the Servicing Standards and portions of the Servicing Standards noted above that had no activities performed as of and for the year ended December 31, 2020 with respect to the PreferredPLUS Trust Series CZN-1 transaction. The Bank is responsible for establishing and maintaining effective internal control over compliance with the Servicing Standards. The Bank has performed an evaluation of its compliance with the requirements of the Servicing Standards as it relates to PreferredPLUS Trust Series CZN-1 as of and for the year ended December 31, 2020. Based on this evaluation, the Bank asserts that as of and for the year ended December 31, 2020, it has complied with the requirements of the PPLUS Minimum Servicing Standards (attached).

/s/ Carlos Lima The Bank of New York Mellon Carlos Lima Chief Operating Officer, Issuer Services

March 4, 2021

Appendix I

PPLUS Minimum Servicing Standards intended for use

in connection with the Annual Accountants Report ("AAR")

Below is Merrill Lynch Depositor, Inc.'s ("the Depositor"), Merrill Lynch Structured Credit Derivatives ("SCD") and the Merrill Lynch Credit Derivatives Operations Group ("OG") (collectively Merrill Lynch) minimum servicing standards for the PreferredPlus Program ("PPlus").

The Bank of New York Mellon ("the Bank" or “the Trustee”) acting as Trustee, Custodian, Paying Agent, and Transfer Agent on behalf of the PPlus Program has agreed to comply with all of the following minimum servicing standards. Merrill Lynch has obtained a certification from the Bank that it has complied with these criteria for the period January 1, 2020 to December 31, 2020.

MINIMUM Servicing STANDARD		Applicable Servicing STANDARD
Reference	Criteria	Performed by the Depositor	Performed by Bank/Trustee
CUSTODIAL BANK ACCOUNT RECONCILIATIONS
1	The Bank must reconcile all related custodial bank accounts.		X
	The Bank will include the Distribution report as Exhibit 99.1 in the Form 8-Ks filed with the SEC.		X
VERIFICATION OF INCOMING TRUST COLLATERAL INTEREST PAYMENTS
2	The Bank must have a tickler system in place so that they will be expecting and monitoring the custodial bank account for receipt of the collateral coupon interest. Each of the tickler systems shall be updated on an on-going basis as each new trust series is created.		X
	The Bank will ensure all interest payments are deposited into the custodial bank accounts and related bank clearing accounts on the day the Bank is in receipt of the funds.		X
	The Bank must prove the arithmetic accuracy of the amount of interest received by the Trust from the underlying securities and ensure that the face amount, description, coupon rate, and maturity date of the securities held in the Trust agree to the PPM Supplement dated Date XX, 20XX		X

1

MINIMUM Servicing STANDARD		Applicable Servicing STANDARD
Reference	Criteria	Performed by the Depositor	Performed by Bank/Trustee
TRUST DISBURSEMENTS
3	The Bank must prove the arithmetic accuracy of the amount of interest to be paid by the Trust to the Debt Unit holders by referring to the PPM Supplement dated Date XX, 20XX.		X
	The Bank will make all disbursements via wire transfer to The Depository Trust Company ("DTC") on the scheduled trust distribution date as soon as the amount of interest received from the underlying collateral into the custodial bank account has been received and verified for accuracy.		X
PARTIAL REDEMPTIONS
4	If there is a partial redemption of the trust certificates the Bank and the Depositor must ensure that the redemption proceeds received by the Trust and distributed by the Bank are in accordance with the series supplement.	X	X
DEFAULTS
5	If the Bank has actual knowledge of an event of default on the underlying securities that did not cause the Trust to liquidate, the Bank must distribute a formal notice of default to the Depositor, the certificateholders, the rating agencies and SCD/OG.		X
	If the Bank has actual knowledge of an event of default on the underlying securities that did not cause the Trust to liquidate, the procedures for a vote or consent of the certificateholders as set forth in the Standard Terms and series Supplement must be complied with.		X
CALL WARRANT EXERCISES AND OPTIONAL EXCHANGES
6	If there is an exercise of call warrants or an optional exchange of trust certificates for underlying securities that did not cause the Trust to liquidate, the Bank must give the Depositor and the affected certificateholders notice of any exercise of call warrants or optional exchange. Such notice must contain the amount of certificates to be purchased, the call price, and any other relevant information.		X

2

MINIMUM Servicing STANDARD		Applicable Servicing STANDARD
Reference	Criteria	Performed by the Depositor	Performed by Bank/Trustee
	If there is an exercise of call warrants or an optional exchange of trust certificates for underlying securities that did not cause the trust to liquidate, the Bank must notify the rating agencies of the call exercise or optional exchange.		X
	If there is an exercise of call warrants or an optional exchange of trust certificates for underlying securities that did not cause the trust to liquidate, the Bank must give notice of exercise or optional exchange to the Depositor and certificate registrar of any certificates that were called.		X
COMMUNICATIONS WITH CERTIFICATEHOLDERS
7

If there was any occasion for the exercise of voting rights or giving consents by the certificateholders, the Bank must provide notice to the certificateholders within 5 business days of the Trust's receipt of notice of the occasion and the Bank must vote or give consents as directed by certificateholders.

X
3